      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2002



                                                      REGISTRATION NO. 333-86334

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1


                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              THE GILLETTE COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3420                         04-1366970
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)

                           PRUDENTIAL TOWER BUILDING
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 421-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                             WILLIAM J. MOSTYN, III
                      DEPUTY GENERAL COUNSEL AND SECRETARY
                              THE GILLETTE COMPANY
                           PRUDENTIAL TOWER BUILDING
                          BOSTON, MASSACHUSETTS 02199
                                 (617) 421-7000
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
                             ---------------------
                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

             PETER M. GREEN, ESQ.                           MARY E. WEBER, ESQ.
             THE GILLETTE COMPANY                               ROPES & GRAY
          PRUDENTIAL TOWER BUILDING                       ONE INTERNATIONAL PLACE
         BOSTON, MASSACHUSETTS 02199                    BOSTON, MASSACHUSETTS 02110
                (617) 421-7000                                 (617) 951-7000

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective
                             ---------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF         AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED           PER UNIT(1)       OFFERING PRICE(1)   REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------
4% Senior Notes due 2005......     $350,000,000            99.882%           $349,587,000            $32,162
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.


(2) Paid April 16, 2002.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JUNE 6, 2002

PROSPECTUS

                                [GILLETTE LOGO]

                               OFFER TO EXCHANGE
                             ALL OF OUR OUTSTANDING
                            4% SENIOR NOTES DUE 2005

                                      FOR

                            4% SENIOR NOTES DUE 2005
                      REGISTERED UNDER THE SECURITIES ACT

                   ($350,000,000 AGGREGATE PRINCIPAL AMOUNT)

                             ---------------------

     We are offering to exchange up to $350,000,000 aggregate principal amount of our 4% Senior Notes due 2005 registered under the Securities Act of 1933, or "exchange notes," for a like principal amount of our outstanding 4% Senior Notes due 2005, or "original notes," which we issued previously without registration under the Securities Act. We are making this exchange offer on the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. The form and terms of the exchange notes and the original notes are identical in all material respects, except that the exchange notes will not be subject to transfer restrictions or entitled to registration rights and the additional interest provisions applicable to the original notes will not apply to the exchange notes.

     Material Terms of the Exchange Offer:


     - The exchange offer expires at 5:00 P.M., New York City time, on
                 , 2002, unless we extend the offer. The exchange offer will remain open for at least 20 business days, and while we do not intend to extend the exchange offer, if we decide to do so, we will not extend it beyond October 14, 2002.


     - The only condition to our completion of the exchange offer is that the offer not violate applicable law or applicable interpretations of the staff of the Securities and Exchange Commission. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange.

     - All original notes validly tendered and not validly withdrawn will be exchanged.

     - Tenders of original notes may be withdrawn at any time prior to expiration of the exchange offer.

     Information About the Exchange Notes:

     - The exchange notes will mature on June 30, 2005.

     - We will pay interest on the exchange notes every six months, on June 30 and December 30, beginning on June 30, 2002.

     - The exchange notes will rank equally with all of our other unsecured and unsubordinated obligations.

     We will not receive any cash proceeds from the issuance of the exchange notes. We will pay all of the expenses incurred by us in connection with this exchange offer and the issuance of the exchange notes.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF OUR OFFER OF THE EXCHANGE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is June   , 2002

                               TABLE OF CONTENTS


Where You Can Find More Information.........................   ii
Incorporation Of Certain Documents By Reference.............   ii
Note Regarding Forward-Looking Statements...................  iii
Prospectus Summary..........................................    1
Use Of Proceeds.............................................    7
Ratio Of Earnings To Fixed Charges..........................    7
The Exchange Offer..........................................    8
Description Of Exchange Notes...............................   16
Material United States Federal Income Tax Considerations....   25
Plan Of Distribution........................................   30
Legal Matters...............................................   30
Experts.....................................................   30


                             ---------------------

     This prospectus contains summaries of the terms of several material documents. These summaries include the terms that we believe to be material, but are qualified in their entirety by reference to the full and complete text of the related documents. This prospectus also includes other important business and financial information about us that is not included in or delivered with this prospectus. We will make copies of any documents incorporated by reference in this prospectus (other than exhibits unless they are expressly incorporated by reference in those documents) that are not filed as exhibits to the S-4 registration statement in which this prospectus is included available to you at your request. Requests for such copies should be directed to The Gillette Company, Prudential Tower Building, Boston, Massachusetts 02199, Attention:
Investor Relations, or by telephone to Investor Relations at (617) 421-7000. If
you would like to request documents, please do so by no later than           ,
2002 in order to receive the documents before this exchange offer expires on , 2002.


     We have not authorized anyone to provide you with information different than the information in the prospectus. We are not making an offer to issue the exchange notes in any jurisdiction where the exchange offer or its acceptance would not comply with the securities or blue sky laws of that jurisdiction. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or other date specified in the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.


     All resales of the exchange notes must be made in compliance with state securities or blue sky laws. Compliance with these laws may require that the exchange notes be registered or qualified in a state or that the resales be made by or through a licensed broker-dealer, unless exemptions from these requirements are available. We assume no responsibility for compliance with these requirements.

     THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. YOU SHOULD READ THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER YOUR ORIGINAL NOTES FOR EXCHANGE NOTES.

                             ---------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room   Northeast Regional Office      Midwest Regional Office
450 Fifth Street, N.W.  233 Broadway                   Northwest Atrium Center
Room 1024               16th Floor                     500 West Madison Street
Washington, D.C. 20549  Woolworth Building             Suite 1400
                        New York, New York 10279-1803  Chicago, Illinois 60661-2511

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call 1-800 SEC-0330 for further information on the operations of the public reference facilities and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and are available on our website at http://www.gillette.com. Our website is not part of this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in this prospectus the documents listed below:



     -  Our Annual Report on Form 10-K for the year ended December 31, 2001.



     -  Our Quarterly Report on Form 10-Q for the quarter ended March 31,
        2002.


     We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

     Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the documents that have been incorporated by reference in this prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in any such documents). Requests for such copies should be directed to The Gillette Company, Prudential Tower Building, Boston, Massachusetts 02199, Attention: Investor Relations, or by telephone to Investor Relations at (617) 421-7000. If you would like to request documents,
please do so by no later than           , 2002 in order to receive the documents
before this exchange offer expires on           , 2002.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus may contain "forward-looking statements" under the federal securities laws. Forward-looking statements may be identified by words such as "plans," "expects," "believes," "anticipates," "estimates," "projects," "will" and other words of similar meaning used in conjunction with, among other things, discussions of future operations, acquisitions and divestitures, financial performance, our strategy for growth, product development and new product launches, market position and expenditures.

     Forward-looking statements are based on our current expectations of future events, but actual results could vary materially from our expectations and projections. Holders are cautioned not to place undue reliance on any forward-looking statements. We assume no obligation to update any forward-looking statements. We caution that historical results should not be relied upon as indications of future performance.

     Factors that could cause actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to:

     - the pattern of our sales, including variations in sales volume within periods;

     - consumer demands and preferences including the acceptance by our customers and consumers of new products and line extensions;

     - the mix of products sold;

     - our ability to control our internal costs and the cost of raw materials;

     - competitive factors including the prices, promotional incentives and trade terms of our products and our response and the response of our customers and competitors to changes in these items;

     - technological advances by us and/or our competitors;

     - new patents granted to us and/or our competitors;

     - changes in exchange rates in one or more of our geographic markets;

     - changes in accounting policies;

     - acquisition and divestiture activities; or

     - the impact of general economic conditions in the United States and in other countries in which we currently do business.

Please refer to the Cautionary Statements contained in our filings with the SEC incorporated by reference in this prospectus for a more detailed explanation of the inherent limitations of our forward-looking statements.

                               PROSPECTUS SUMMARY


     This summary provides an overview of the key aspects of the offering. You should also carefully read the detailed information appearing elsewhere in this prospectus, the related letter of transmittal and the documents incorporated by reference in this prospectus.


                     INFORMATION ABOUT THE GILLETTE COMPANY

OUR BUSINESS

     The Gillette Company manufactures and sells a wide variety of consumer products throughout the world. We have five principal business segments.

  BLADES AND RAZORS

     We are the world leader in blades and razors.


     We sell our male shaving systems under the Mach3Turbo, Mach3, SensorExcel, Sensor, Atra, and Trac II brands and our male disposable razors under the Custom Plus and Good News brands.


     We sell our female shaving systems under the Gillette for Women Venus, Sensor Excel for Women and Sensor for Women brands and our female disposable razors under the Agility brand.

  PERSONAL CARE


     We sell shave preparations, after-shave products and deodorants and antiperspirants under the Gillette Series, Satin Care, Right Guard, Soft & Dri and Dry Idea brands.


  DURACELL

     We are the world leader in alkaline batteries for consumers. Our products include the Duracell Ultra and CopperTop alkaline batteries and Duracell primary lithium, zinc air and rechargeable nickel-metal hydride batteries.

  ORAL CARE

     We are the world leader in manual and power toothbrushes. We offer manual toothbrushes under the Oral-B brand and power toothbrushes under the Braun and Oral-B brands.

  BRAUN

     We sell electric shavers under the Braun brand and hair epilators under the Silk Epil brand. These products include the number one foil electric shaver for men and the number one hair epilator for women. We also sell small household appliances under the Braun brand.

THE COMPANY

     Founded in 1901, we are a Delaware corporation with our registered office in Wilmington, Delaware. As of December 31, 2001, we had manufacturing operations at 34 facilities in 15 countries and distributed our products through wholesalers, retailers and agents in over 200 countries and territories. Our common stock is listed on the Boston, Chicago, New York and Pacific stock exchanges in the United States under the symbol "G" and on the Berlin, Dusseldorf and Frankfurt stock exchanges.

     Our principal executive offices are located at Prudential Tower Building, Boston, Massachusetts 02199. Our telephone number at that address is (617) 421-7000. For additional information about our business, please see our filings with the SEC which are incorporated by reference into this prospectus. The capitalized terms used above are our registered trademarks or trade names, or those of our licensors.

                               THE EXCHANGE OFFER

     The exchange offer relates to the exchange of up to $350,000,000 aggregate principal amount of our outstanding 4% Senior Notes due 2005 for an equal aggregate principal amount of our new 4% Senior Notes due 2005 registered under the Securities Act.

The Exchange Offer............   We are offering to exchange $1,000 principal
                                 amount of exchange notes, which have been registered under the Securities Act, for each $1,000 principal amount of original notes that were issued on March 6, 2002 in a transaction exempt from registration under the Securities
                                 Act. Each of your original notes must be properly tendered and accepted in order to be exchanged. We will exchange all original notes that are properly tendered and not validly withdrawn. As of this date, there are $350,000,000 in aggregate principal amount of original notes outstanding.

                                 We will issue the exchange notes on or promptly after the expiration of the exchange offer.

                                 After the exchange offer is complete, you will no longer be entitled to the benefits of rights granted under the registration rights agreement that we entered into as part of the offering of the original notes.


Expiration Date...............   5:00 p.m., New York City time, on           ,
                                 2002, unless we decide to extend the exchange offer. The exchange offer will remain open for at least 20 business days, and while we do not intend to extend the exchange offer, if we decide to do so, we will not extend it beyond
                                 October 14, 2002.


Condition to the Exchange
Offer.........................   The exchange offer is subject to the condition
                                 that it not violate applicable law or
                                 interpretations of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered.

                                 Persons who acquire the exchange notes are responsible for compliance with state securities or blue sky laws regarding resales. We assume no responsibility for compliance with these requirements.

Resales of the Exchange
Notes.........................   We believe that you may offer for resale,
                                 resell or otherwise transfer the exchange notes without complying with the registration and prospectus delivery requirements of the
                                 Securities Act if you:

                                 - acquire the exchange notes issued in the
                                   exchange offer in the ordinary course of your business;

                                 - are not participating, do not intend to
                                   participate and have no arrangement or
                                   understanding with anyone to participate in a distribution of the exchange notes; and

                                 - are not an "affiliate" of ours as defined in
                                   Rule 405 of the Securities Act.


                                 We have based our belief on the interpretations of the SEC staff set forth in no-action letters issued to other companies. We have not, however, asked the SEC to issue an interpretation with respect to resales of the exchange notes, and we do not expect to do so in the future.


                                 If any of these conditions are not satisfied and you transfer any exchange notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

                                 Each broker-dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of Distribution."

Accrued Interest on the
Exchange Notes and the
Original Notes................   Interest on each exchange note will accrue from
                                 the last date on which interest was paid on the original note being tendered for exchange or, if no interest has been paid, from the date on which the original notes were issued in the original offering.

Procedures for Tendering
Notes.........................   If you wish to tender your original notes for
                                 exchange notes pursuant to the exchange offer, you must transmit to Bank One, N.A., as exchange agent, on or prior to the expiration date either:

                                 - a properly completed letter of transmittal,
                                   together with your original notes and any other documentation required by the letter of transmittal; or

                                 - if you are effecting delivery by book-entry
                                   transfer, either a completed letter of
                                   transmittal together with the required
                                   documentation or a computer-generated message transmitted by means of the Automated Tender Offer Program system of The Depository Trust Company, or "DTC," in which you agree to be bound by the terms of the letter of transmittal, and a timely confirmation of book-entry transfer of your original notes into the exchange agent's account at DTC;

                                 in each case in accordance with the detailed procedures specified in this prospectus and the letter of transmittal. Holders of original notes who are unable to deliver these documents or comply with the procedures for book-entry transfer on or prior to the expiration date may follow the guaranteed delivery procedures described in this prospectus.

                                 The original notes were issued as global securities, beneficial interests in which are held by direct or indirect participants in DTC. The exchange of original notes held in the form of interests in a global security must be made through records maintained in book-entry form by DTC.

                                 By executing and delivering the letter of transmittal or effecting delivery by book-entry transfer, you are making the representations to us set forth under "-- Resales of the Exchange Notes" above.

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner of original notes
                                 and your name does not appear on a security listing of DTC as the holder of those original notes or if you are a beneficial owner of original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those original notes in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender on your behalf.
                                 If you, as a beneficial holder, wish to tender on your own behalf you must, prior to completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery
Procedures....................   If you wish to tender your original notes and
                                 time will not permit the letter of transmittal or any of the documents required by the letter of transmittal to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time or certificates for your original notes cannot be delivered on time, you may tender your original notes pursuant to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange
                                 Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights.............   You may withdraw the tender of your original
                                 notes at any time prior to 5:00 p.m., New York
                                 City time, on the expiration date.

U.S. Federal Income Tax
Consequences..................   The exchange of original notes for the exchange
                                 notes should not be a taxable exchange for United States federal income tax purposes. See
                                 "Material United States Federal Tax
                                 Considerations."

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of the exchange notes. We will pay all of our expenses relating to the exchange offer.


Consequences of Failure
to Exchange...................   Original notes that are not tendered and
                                 accepted for exchange in the exchange offer will remain outstanding following the exchange offer. These original notes will continue to accrue interest but will not be entitled to registration rights or additional interest under the registration rights agreement and will remain subject to transfer restrictions.


Exchange Agent................   Bank One, N.A., is serving as exchange agent in
                                 connection with the exchange offer. The
                                 exchange agent can be reached at One North
                                 State Street, 9th Floor, Chicago, Illinois
                                 60602, Attention: Exchanges. For questions or more information with respect to tendering your original notes in the exchange offer, please contact the exchange agent at (800) 524-9472 or send your questions by facsimile to the exchange agent at (312) 407-8853.

                           SUMMARY OF EXCHANGE NOTES

     The form and terms of the exchange notes are identical in all material respects to the form and terms of the original notes except that we will have registered the exchange notes under the Securities Act and, therefore, they will not bear legends restricting their transfer. Also, the exchange notes will not entitle their holders to registration rights or the additional interest provisions applicable to the original notes under the registration rights agreement. The exchange notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture under which the original notes were issued.

Issuer........................   The Gillette Company.

Notes Offered.................   $350 million in principal amount of 4% Senior
                                 Notes due 2005.

Maturity......................   June 30, 2005.

Interest Rate and Interest
Payment Dates.................   4% per annum, payable semiannually on June 30
                                 and December 30, commencing on June 30, 2002.
                                 Interest on each exchange note will accrue from the most recent date to which interest has been paid on the original note surrendered for exchange, or if no interest has been paid on the original note, from March 6, 2002.


Ranking.......................   The exchange notes will be unsecured and
                                 unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated obligations. The amount of additional debt that we may incur that ranks equally with the exchange notes is not limited under the indenture.


Covenants.....................   The indenture restricts our ability and the
                                 ability of our restricted subsidiaries to:

                                 - incur liens on material domestic property;
                                   and

                                 - engage in sale and leaseback transactions
                                   with respect to our material domestic
                                   property.

                                 These covenants are subject to important exceptions. For more detail, see "Description of Exchange Notes -- Covenants."

Form of Exchange Notes........   The exchange notes to be issued in the exchange
                                 offer will be represented by one or more global securities registered in the name of Cede &
                                 Co., as nominee of DTC. You will not receive exchange notes in certificated form unless one of the events set forth under the heading
                                 "Description of the Exchange
                                 Notes -- Certificated Notes" occurs.

Events of Default.............   For a discussion of events that will permit
                                 acceleration of the payment of the principal of, and accrued interest on, the exchange notes, see "Description of the Exchange
                                 Notes -- Events of Default."

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


     The following table sets forth selected financial data as of and for the six fiscal years ended December 31, 2001, 2000, 1999, 1998, 1997 and 1996 and as of and for the three months ended March 31, 2002 and 2001. We derived the financial data as of the end of and for each of the fiscal years 1996-2001 from our audited consolidated financial statements. The summary historical financial data as of and for the three months ended March 31, 2002 and 2001 were derived from our unaudited consolidated financial statements. These data are qualified in their entirety by, and should be read together with, the more detailed information appearing in our consolidated historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information incorporated by reference into this prospectus.



                                          Three Months
                                             Ended
                                           MARCH 31,                           YEARS ENDED DECEMBER 31,
                                       ------------------   --------------------------------------------------------------
                                        2002       2001     2001(a)    2000(b)     1999      1998(c)     1997      1996(d)
                                       -------    -------   -------    -------    -------    -------    -------    -------
                                                              (MILLIONS, EXCEPT PER SHARE AMOUNTS, EMPLOYEES AND RATIOS)
SUMMARY OF OPERATIONS
Net Sales(e)                           $ 1,732    $ 1,621     8,961      9,225      9,074      9,136      9,084      8,735
Profit from Operations(e)              $   328        319     1,498      1,512      2,087      1,776      2,168      1,514
Income before Income Taxes
 Continuing                            $   323        264     1,342      1,288      1,912      1,656      2,065      1,403
 Discontinued                          $    --         --        --       (531)        18         13        156        122
                                       -------    -------   -------    -------    -------    -------    -------    -------
                                           323        264     1,342        757      1,930      1,669      2,221      1,525
Net Income
 Continuing                            $   233        182       910        821      1,248      1,073      1,327        871
 Discontinued                          $    --         --        --       (429)        12          8        100         78
                                       -------    -------   -------    -------    -------    -------    -------    -------
                                           223        182       910        392      1,260      1,081      1,427        949
Weighted Average Common Shares
 Outstanding
 Basic                                   1,056      1,054     1,055      1,054      1,089      1,117      1,118      1,107
 Assuming Full Dilution                  1,060      1,059     1,058      1,063      1,111      1,144      1,148      1,140
PER COMMON SHARE DATA
Net Income per Common Share:
 Basic
   Continuing                          $   .21        .17       .86        .78       1.14        .95       1.18        .78
   Discontinued                        $    --         --        --       (.41)       .01        .01        .09        .07
                                       -------    -------   -------    -------    -------    -------    -------    -------
                                           .21        .17       .86        .37       1.15        .96       1.27        .85
 Assuming Full Dilution
   Continuing                          $   .21        .17       .86        .77       1.13        .94       1.15        .76
   Discontinued                        $    --         --        --       (.40)       .01        .01        .09        .07
                                       -------    -------   -------    -------    -------    -------    -------    -------
                                           .21        .17       .86        .37       1.14        .95       1.24        .83
Dividends Declared per Common Share:
 Gillette                              $ .1625      .1625       .65        .65        .59        .51        .43        .36
 Duracell                              $                                                                               .58
Stock Price, end of period             $ 34.01      31.17     33.40      36.13      41.19      47.81      50.22      38.88
BALANCE SHEET DATA
Net Property, Plant and Equipment(e)   $ 3,478      3,491     3,548      3,550      3,467      3,285      2,918      2,404
Total Assets(e)                        $ 9,828      9,698     9,946     10,213     10,612     10,630      9,636      9,171
Long-Term Debt                         $ 1,649      1,404     1,654      1,650      2,931      2,256      1,476      1,490
Stockholders' Equity                   $ 2,366      2,079     2,137      1,924      3,060      4,543      4,841      4,471
OTHER INFORMATION
Net Interest Expense                   $    20         44       141        218        129         86         69         67
Depreciation and Amortization(e)       $   120        124       509        535        464        421        384        347
Capital Expenditures(e)                $    78        157       624        793        889        952        933        787
Employees(e)                            31,500     35,200    31,500     35,200     37,600     39,800     40,500     40,400
Ratio of Earnings to Fixed Charges(f)     11.5x       5.7x      8.2x       5.7x      12.3x      13.7x      20.8x      15.9x


---------------
(a) In 2001, charges for restructuring and asset impairment expenses reduced profit from operations and income before income taxes by $172 million, net income by $135 million and net income per common share, both basic and assuming full dilution, by $.13.
(b) In 2000, charges for restructuring and asset impairment expenses reduced profit from operations and income before income taxes by $572 million, net income by $430 million and net income per common share, both basic and assuming full dilution, by $.41.
(c) In 1998, a charge for reorganization and realignment expenses reduced profit from operations and income before income taxes by $440 million, net income by $285 million, net income per common share, basic, by $.26, and net income per common share, assuming full dilution, by $.25.
(d) In 1996, charges for merger-related costs reduced profit from operations and income before income taxes by $413 million, net income by $283 million, net income per common share, basic, by $.26 and net income per common share, assuming full dilution, by $.25.
(e) Represents continuing operations.

(f ) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements.

                                USE OF PROCEEDS

     The net proceeds from our sale of the original notes totalled approximately $349.5 million after deducting offering expenses. We used the net proceeds from the sale of the original notes to repay some of our outstanding short-term commercial paper, which had a weighted average interest rate of 1.85% as of March 6, 2002. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration of issuing the exchange notes as contemplated by this prospectus, we will receive a like principal amount of the original notes. The original notes tendered in exchange for the exchange notes will be retired and cancelled. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The table below sets forth the ratio of earnings to fixed charges of The Gillette Company and our consolidated subsidiaries for each of the periods indicated.


THREE MONTHS
   ENDED
 MARCH 31,                FISCAL YEAR
------------  -----------------------------------
2002   2001   2001   2000   1999    1998    1997
----   -----  ----   ----   -----   -----   -----
11.5x  5.7x   8.2x   5.7x   12.3x   13.7x   20.8x


     For purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with our issuance of the original notes, we entered into a registration rights agreement in which we agreed to file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, to offer to you the opportunity to exchange your original notes for a like principal amount of the exchange notes. This prospectus covers the offer and sale of the exchange notes and the resale of exchange notes received in the exchange offer by any broker-dealer who held original notes, other than original notes purchased directly from us or one of our affiliates.

     We believe that following the exchange offer the exchange notes will be freely transferable by holders without further registration under the Securities Act so long as the holder is able to represent that:

     - any exchange notes to be received by it will be acquired in the ordinary course of business;

     - the holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of original notes or exchange notes; and

     - the holder is not one of our "affiliates" as defined in Rule 405 of the Securities Act or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.


     Our belief that the exchange notes will be freely transferable is based on interpretations of the SEC staff issued to other issuers in connection with exchange offers like ours. We have not requested our own interpretation, however, and we do not expect to do so in the future. If our belief is inaccurate, holders who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration may incur liability under the Securities Act. We do not assume and will not indemnify holders against any such liability. Any holder that is not able to make these representations or satisfy certain similar conditions will not be entitled to participate in the exchange offer or to exchange their original notes for exchange notes.


     Each broker-dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. Under the registration rights agreement, such broker-dealers will be entitled to use the prospectus contained in the exchange offer registration statement in connection with the resale of exchange notes for a period of up to 180 days following completion of the exchange offer, subject to exceptions, including our right to suspend the use of that prospectus as described below under "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, we will accept all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer in integral multiples of $1,000. As of the date of this prospectus, $350 million aggregate principal amount of the original notes is outstanding.

     The form and terms of the exchange notes are identical in all material respects to the form and terms of the original notes except for the following:

     - the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

     - the holders of the exchange notes will not be entitled to the registration rights and the additional interest provisions applicable to the original notes under the registration rights agreement.

     The exchange notes will evidence the same debt as the original notes and will be entitled to the benefits of the same indenture. See "Description of Exchange Notes."

     Original notes that are not tendered for exchange or are tendered but not accepted for exchange in the exchange offer will remain outstanding, will continue to be entitled to the benefits of the indenture described below, and will continue to bear interest at the rate of 4% per annum.

     We will be deemed to have accepted validly tendered original notes when and if we give oral or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, the certificates for any of these unaccepted original notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

     Those holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes.

     This exchange offer is not being made to, nor will we accept tenders for exchange from or on behalf of, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with laws of the jurisdiction or other applicable securities or blue sky laws.

EXPIRATION DATES; EXTENSIONS; AMENDMENTS


     The "expiration date" of the exchange offer will be 5:00 p.m., New York
City time, on           , 2002, unless we, in our sole discretion, extend the
exchange offer, in which case the expiration date will be the latest date to which the exchange offer is extended. The exchange offer will remain open for at least 20 business days, and while we do not intend to extend the exchange offer, if we decide to do so, we will not extend it beyond October 14, 2002.


We reserve the right, in our sole discretion, to

          (1)  delay the acceptance of original notes;

          (2) terminate the exchange offer if the condition set forth below under "-- Condition of the Exchange Offer" shall not have been satisfied; or

          (3) waive any condition or otherwise amend the terms of the exchange offer in any respect.

     If the exchange offer is amended in a manner determined by us to constitute a material change, or if we waive a condition of the exchange offer that we determine to be material, we will promptly disclose that amendment or waiver by means of a supplement to this prospectus, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly confirmed in writing) or written notice to the exchange agent and by making a public announcement, and that announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer. We may make the public announcement by issuing a press release or in any other manner that we deem appropriate, subject to applicable law.

PROCEDURES FOR TENDERING

  HOLDERS OF BOOK-ENTRY INTERESTS

     The original notes were issued as global securities in fully registered form. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

     To tender original notes held in book-entry form for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

          (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

          (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent, forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

     In addition, to deliver original notes held in book-entry form:

          (1) the exchange agent must receive a timely confirmation of book-entry transfer of your original notes into the exchange agent's account at DTC, a process which may be initiated by participants in DTC's systems, prior to the expiration date; or

          (2) you must comply with the guaranteed delivery procedures described below.

     The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or original notes to us. You may request your broker, dealer, commercial bank, trust company, or nominee to effect the above transactions for you.

  HOLDERS OF CERTIFICATED ORIGINAL NOTES

     If your original notes are evidenced by physical certificates, rather than book-entry interests in a global security, such notes may be tendered in the exchange offer only by the registered holders of such notes. If your original notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent, on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "-- Exchange Agent." In addition, in order to validly tender your certificated original notes:

          (1) the exchange agent must receive the certificates representing your original notes prior to the expiration date; or

          (2) you must comply with the guaranteed delivery procedures described below.

  PROCEDURES APPLICABLE TO ALL HOLDERS

     If you tender an original note and you do not withdraw the tender prior to the expiration date, you will have made the representations to us set forth under "-- Purpose and Effect of the Exchange Offer" and have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     If your original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution (described below) unless the original notes are tendered:

          (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

          (2) for the account of an eligible institution.

     An eligible institution, for the purpose of making such guarantees, is a financial institution (which includes most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

     If the letter of transmittal is signed by a person other than you, your original notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those original notes. If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

     We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered original notes. This determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

     You must cure any defects or irregularities in connection with tenders of your original notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if you improperly tender your original notes and fail to cure the defects or irregularities in your tender, and we do not waive those defects, irregularities or improper tender. The exchange agent will return your original notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

     In addition, we reserve the right in our sole discretion to:

          (1) purchase or make offers for, or offer exchange notes for, any original notes that remain outstanding after the expiration of the exchange offer on terms that may differ from the exchange offer; or

          (2) terminate the exchange offer.

     In all cases, we will issue exchange notes in exchange for the original notes that are tendered in the exchange offer only after the exchange agent's timely receipt of certificates for your original notes or book-entry confirmation of your original notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal or a computer-generated message transmitted through DTC evidencing agreement to be bound by the letter of transmittal, and all other required documents. If any tendered original notes are not accepted, or if original notes have been submitted in a principal amount greater than that being tendered, such unaccepted or non-exchanged original notes will be returned without expense to you. In addition, in the case of original notes, tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged original notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your original notes and:

     - your original notes are not immediately available; or

     - you are unable to deliver your original notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

     - you cannot complete the procedures for book-entry transfer before the expiration date;

you may nevertheless effect a tender if:

          (1) you tender through an eligible institution;

          (2) on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

          (3) the certificates for all certificated original notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

     The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

          (1) your name and address;

          (2) the amount of original notes you are tendering; and

          (3) a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that, within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

        - the certificates for all certificated original notes being tendered in proper form for transfer or book-entry confirmation of tender;

        - a written or facsimile copy of the letter of transmittal, or a book-entry confirmation, instead of the letter of transmittal; and

        - any other documents required by the letter of transmittal.

     Upon request, the exchange agent will send a notice of guaranteed delivery to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time on or prior to the expiration date.

     To validly withdraw a tender of original notes in the exchange offer, the exchange agent must receive a telegram, telex, letter or facsimile transmission notice of withdrawal at its address set forth in this prospectus on or prior to the expiration date. Any such notice of withdrawal must:

          (1) specify the name of the person who tendered the original notes to be withdrawn and the aggregate principal amount of the original notes being withdrawn;

          (2) identify the original notes to be withdrawn, including the certificate numbers, registered holder and aggregate principal amount of the original notes or, in the case of original notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

          (3) be signed by the holder in the same manner as such holder signed the letter of transmittal with which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfers sufficient to permit the trustee to register the transfer of such original notes into the name of the person withdrawing the tender; and

          (4) specify the name in which the original notes are to be registered, if different from that of the person who tendered the original notes.

     We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices in our sole discretion, and our determination will be final and binding. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued in exchange for withdrawn original notes unless those original notes are validly retendered. Any original notes that have been tendered but that are not accepted for exchange because of the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

CONDITION OF THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, this exchange offer is subject to the condition that our offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC. If we determine that the exchange offer is not permitted by applicable law, we may terminate the exchange offer. In connection with any termination we may:

          (1) refuse to accept any original notes and return any original notes that have been tendered by the holders thereof;

          (2) extend the exchange offer and retain all original notes tendered prior to the expiration date, subject to the rights of the holders of tendered original notes to withdraw their tendered original notes; or

          (3) waive the termination event with respect to the exchange offer and accept all properly tendered original notes that have not been properly withdrawn.

     If the waiver of a termination event constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of original notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver, to the extent we are required to do so under applicable securities laws.

EXCHANGE AGENT

     Bank One, N.A., the trustee under the indenture, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance regarding the procedure for tendering your original notes, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

     By Hand Delivery, Overnight Courier, or Registered or Certified Mail:

       Bank One, N.A.
       One North State Street, 9th Floor
       Chicago, Illinois 60602
       Attention: Exchanges

    Facsimile: (312) 407-8853
    Confirm by Telephone: (800) 524-9472

Any requests or deliveries to an address or facsimile number other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. We are making the principal solicitation by mail, but our officers, employees and affiliates may make additional solicitations in person, by telegraph or telephone.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will pay the exchange agent, however, reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay the cash expenses incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and the trustee under the indenture, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of the original notes in the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the original notes in the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of or exemption from such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The costs of the exchange offer will be amortized over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The original notes that are not exchanged for exchange notes in the exchange offer will remain restricted securities. Accordingly, those original notes may be resold only as follows:

          (1) to us;

          (2) in a sale exempt from the registration requirements of the Securities Act, such as:

           - so long as the original notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A;

           - in accordance with Rule 144 under the Securities Act;

           - outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act; or

           - pursuant to another exemption from the registration requirements of the Securities Act;

           in each case providing us with such certifications and legal opinions as we may subsequently require; or

          (3) pursuant to an effective registration statement under the Securities Act.

Original notes not tendered will continue to accrue interest. Following the exchange offer, however, holders of original notes will not be entitled to any registration rights or additional interest under the registration rights agreement.

UNAVAILABILITY OR DELAY OF EXCHANGE OFFER


     If we determine that a registered exchange offer is not available or may not be consummated as contemplated by the registration rights agreement because it would violate applicable law or applicable interpretations of the staff of the SEC, or if the exchange offer is for any other reason not consummated on or prior to October 17, 2002, we have agreed to use our reasonable best efforts to register the original notes on a shelf registration statement, cause such shelf registration statement to be declared effective by the SEC as soon as practicable, and keep the shelf registration statement effective for a maximum of two years. In such event, any holder who wishes to sell original notes pursuant to the shelf registration statement may be required to furnish us with information regarding that holder and its proposed distribution of the original notes, and we may exclude from the shelf registration statement the original notes of any holders that do not comply with our request.

                         DESCRIPTION OF EXCHANGE NOTES


     We issued the original notes and will issue the exchange notes under an indenture between us and Bank One, N.A., as trustee. A copy of the form of indenture and form of certificate evidencing the exchange notes is available upon request from us. We have summarized the material provisions of the indenture and the exchange notes below, but we urge you to read the indenture because that document defines your rights as a holder of the exchange notes. Terms not defined in this description have the meanings given to them in the indenture. In this section, the words "we," "us," "our" or "the Company" do not include any current or future subsidiary of The Gillette Company.


GENERAL

     In general, the form and terms of the exchange notes and the original notes are identical in all material respects, except that the exchange notes are not subject to transfer restrictions or entitled to registration rights and the additional interest provisions applicable to the original notes under the registration rights agreement will not apply.


     The exchange notes will constitute our direct, unsecured and unsubordinated obligations and will rank equally with all of our present and future unsecured and unsubordinated obligations. The amount of additional debt that we may incur that ranks equally with the exchange notes is not limited under the indenture. The exchange notes and the original notes will constitute a single series of notes under the indenture, initially limited to $350,000,000 in aggregate principal amount. The exchange notes will mature on June 30, 2005. Under the indenture, we may, without the consent of the holders of the exchange notes or the original notes, "reopen" the series and issue additional notes from time to time in the future having the same terms as the notes issued, other than the date of original issuance, issue price and the date on which interest begins to accrue. The exchange notes offered by this prospectus, any original notes and any additional notes we may issue in the future upon such a reopening, all of which are collectively referred to in this section as the "notes," will constitute a single series of notes under the indenture. This means that, in circumstances where the indenture provides for the holders of notes to vote or take any other action, the holders of any outstanding original notes, exchange notes, and any such additional notes will vote or take that action as a single class.


     The exchange notes will bear interest at the rate of 4% per year from the last date on which interest was paid on the original notes tendered for exchange or, if no interest has been paid on the original notes, from the date on which the original notes were issued. Interest will be payable semi-annually in arrears on June 30 and December 30 of each year, commencing June 30, 2002, to holders of record at the close of business on the fifteenth calendar day preceding the applicable interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Upon the maturity of the notes, interest will cease to accrue on the notes under the indenture. To the extent an interest payment date or maturity date falls on a day that is not a business day, payment will be made on the next business day. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date or maturity date, as the case may be. Under the indenture, a "business day" is each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in The City of New York.

     The exchange notes will be issued in book-entry form and will be evidenced by one or more global certificates, which we refer to as "global exchange notes," registered in the name of Cede & Co., as nominee for DTC. Holders of interests in global exchange notes will not be entitled to receive exchange notes in definitive certificated form registered in their names except in limited circumstances.

     The exchange notes will be issued in minimum denominations of $1,000 and integral multiples thereof. The exchange notes will be denominated and payable in U.S. dollars.

     Payment of interest on global exchange notes will be made to DTC or its nominee. Payment of interest on exchange notes in definitive certificated form will be made against presentation of those notes at our office or agency in New York City currently at the office of the trustee located at 55 Water Street,

1st Floor, New York, New York 10041, or, at our option, by mailing checks payable to the persons entitled to that interest to their addresses as they appear in the note register. However, a holder of exchange notes with an aggregate principal amount in excess of $5 million will be paid by wire transfer in immediately available funds at the election of such holder.

     The exchange notes will not be redeemable by us prior to maturity, will not be entitled to the benefit of any sinking fund and will not be subject to repurchase by us at the option of the holders prior to maturity. The indenture does not contain any financial covenants or any restrictions on the payment of dividends, the repurchase of our securities or the incurrence by us or our subsidiaries of additional indebtedness. Except to the limited extent described below under "-- Consolidation, Mergers and Sales of Assets," the indenture does not contain any covenants or other provisions to afford protection to holders of the exchange notes in the event of a highly leveraged or similar transaction affecting us.

COVENANTS

     The indenture will provide that the following covenants will apply to us and some of our subsidiaries. Some of the terms used in this section are defined under the subheading "Key Definitions" below.

  LIMITATIONS ON LIENS

     So long as any of the notes remains outstanding, we will not, nor will we permit any Restricted Subsidiary to, secure indebtedness for money borrowed or a guarantee of indebtedness for money borrowed (any indebtedness or guarantee of indebtedness so secured is referred to as "Secured Debt") by placing a Lien on any Principal Property now or hereafter owned by us or any Restricted Subsidiary or on any shares of stock or indebtedness for money borrowed of any Restricted Subsidiary without equally and ratably securing the notes, unless the sum of the following does not exceed an amount equal to 10 percent of Consolidated Net Tangible Assets:

          (1) the aggregate principal amount of Secured Debt then outstanding, plus

          (2) all Attributable Debt of us and our Restricted Subsidiaries in respect of sale and leaseback transactions described below covering Principal Properties (other than sale and leaseback transactions permitted under clause (2) of "Limitations on Sale and Leaseback Transactions").

     This restriction will not apply to, and there shall be excluded in computing Secured Debt for purposes of this restriction:

     - Liens existing as of the date of initial issuance of the notes;

     - Liens on property, assets, shares of stock or indebtedness for money borrowed existing at the time of acquisition (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost of such property, assets, shares or indebtedness or to secure indebtedness incurred prior to, at the time of, or within 360 days after the later of acquisition of such property or assets or shares of stock or indebtedness for money borrowed or the completion of the construction of and commencement of operation on such property, for the purpose of financing all or any part of the purchase price or construction cost of such property, assets, shares or indebtedness;

     - Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair, or improvement of all or any part of such property or assets, or to secure debt incurred before, at the time of, or within 360 days after the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost;

     - Liens in favor of, or which secure indebtedness owing to, us or any Restricted Subsidiary;

     - Liens to secure performance of government contracts, including the assignment of moneys due or to come due thereon;

     - any pledges, liens or deposits as security for the performance of any bid, tender, contract, lease or undertaking not in connection with the securing of debt; any pledges, liens or deposits with any governmental agency required or permitted to qualify us or any Restricted Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; any mechanics', workers', repairmen's, materialmen's or warehousemen's liens or other similar liens arising in the ordinary course of business or deposits or pledges to obtain the release of any of the foregoing liens; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales, of merchandise in the ordinary course of business; or other liens, deposits or pledges similar to those referred to in this clause;

     - Liens arising by reason of any attachment, judgment, decree or order of any court or other governmental authority so long as any appropriate legal proceedings which may have been initiated for review of such attachment, judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired;

     - Liens on property securing obligations issued by a domestic governmental issuer to finance the cost of acquisition or construction of such property;

     - Liens securing indebtedness owing by any Restricted Subsidiary to us;

     - Liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with us or any Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets or shares of a corporation or firm as an entirety or substantially as an entirety by us or any Restricted Subsidiary;

     - Liens for taxes or assessments, landlords liens and similar liens and charges incidental to the conduct of business, or the ownership of our assets or the assets of any Restricted Subsidiary, which were not incurred in connection with the borrowing of money and which do not, in our opinion, acting in good faith, materially impair the use of such assets in the operation of the business of us or such Restricted Subsidiary or the value of such assets for the purpose thereof; and

     - extensions, substitutions, replacements or renewals of the foregoing.

For these purposes, debt created by us or any Restricted Subsidiary shall not be cumulated with a guarantee of the same debt by us or any other Restricted Subsidiary for the same financial obligation.

  LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

     So long as any of the notes remains outstanding, we will not, nor will we permit any Restricted Subsidiary to, enter into any sale and leaseback transaction, except a lease for a period not exceeding five years, covering any Principal Property which was or is owned or leased by us or any Restricted Subsidiary and which has been or is to be sold or transferred more than 360 days after such property has been owned by us or such Restricted Subsidiary and completion of construction and commencement of full operation of such property, unless:

          (1) the sum of the following does not exceed 10 percent of Consolidated Net Tangible Assets:

             (i) the Attributable Debt associated with the sale and leaseback transaction and with all other sale and leaseback transactions entered into after the date of the initial issuance of the notes (other than those the proceeds of which are applied to reduce Funded Debt or acquire additional real property under the following clause); plus

             (ii) the aggregate principal amount of then outstanding Secured
                  Debt not otherwise permitted or excepted without equally and ratably securing the notes; or

          (2) an amount equal to the value of the Principal Property sold and leased back is applied within 360 days after the sale or transfer to:

             (i) the voluntary retirement of Funded Debt (including the notes);
        or

             (ii) the acquisition of additional real property.

  KEY DEFINITIONS

     The term "Subsidiary" means any corporation, association, limited liability company, partnership or other business entity of which, at the time of determination, we, or one or more of our Subsidiaries, own or control directly or indirectly sufficient securities having general voting power under ordinary circumstances to elect a majority of its directors, managers or trustees, irrespective of whether at the time of determination securities of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

     The term "Restricted Subsidiary" means any Subsidiary substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and which owns a Principal Property, but does not include a Subsidiary engaged primarily in the development and sale or financing of real property.

     The term "Principal Property" means any manufacturing or processing plant or facility, other than any pollution control facility, which is located within the continental United States of America and is owned by us or any Restricted Subsidiary, whether owned at or acquired after the date hereof and the book value, net of any depreciation reserves, of which on the date as of which the determination is being made exceeds two percent of Consolidated Net Tangible Assets other than:

          (1) any property which in the good faith opinion of our board of directors is not of material importance to the total business we conduct as an entirety; or

          (2) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     The term "Attributable Debt" in respect of a sale and leaseback transaction is defined to mean the amount determined by multiplying:

          (1) the greater of (determined at the time such transaction is entered into):

             (i) the fair value of the property, plant or facility subject to such arrangement (as determined by us acting in good faith); or

             (ii) the net proceeds of the sale of such property, plant or facility to the lender or investor; by

          (2) a fraction, the numerator of which shall be the unexpired initial term of the lease of such real property as of the date of determination of such computation and the denominator of which shall be the full initial term of such lease.

Attributable Debt shall not include any such arrangement for financing air, water or noise pollution control facilities or sewage or solid waste disposal facilities or involving industrial development bonds which are tax exempt pursuant to Section 103 of the United States Internal Revenue Code, as amended (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof).

     The term "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves) after deducting from such assets:

          (1) all current liabilities (excluding any current liabilities constituting Funded Debt by reason of being extendible or renewable at the option of the borrower), and

          (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of us and our consolidated subsidiaries and computed in accordance with generally accepted accounting principles in the United States as in effect from time to time.

     The term "Funded Debt" means all indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, for the repayment of money borrowed, having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from the date of its creation at the option of the borrower. For the purpose of determining the Funded Debt of any party, there shall be excluded any particular indebtedness if, on or prior to the maturity thereof, there shall have been deposited with a proper depositary in trust the necessary funds for the payment, redemption or satisfaction of such indebtedness.

     The term "Lien" means any pledge, mortgage or other lien, including lease purchase, installment purchase and other title retention financing arrangements, on or in respect of any Principal Property owned by us or any Restricted Subsidiary, or on any shares of stock or indebtedness for money borrowed of any Restricted Subsidiary.

EVENTS OF DEFAULT

     A default will occur under the notes if:

          (1) we fail to make any payment of principal of or premium, if any, on any of the notes; or

          (2) we fail to make any payment of interest on any notes (whether at maturity or otherwise) for 30 days after such payment becomes due and payable; or

          (3) we fail to perform or observe any other term, covenant or agreement contained in the notes or the indenture for a period of 60 days (90 days with respect to our compliance with covenants described under "-- Covenants" above) after written notice thereof to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the notes at the time outstanding; or

          (4) a court having jurisdiction enters a decree or order for relief in respect of us or any Significant Subsidiary (defined below) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or any Significant Subsidiary or of any substantial part of our or its property, or orders the winding up or liquidation of our or its affairs, and such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

          (5) we or any Significant Subsidiary commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law, or consents to the appointment of or takes possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of us or any Significant Subsidiary if, in the case of any Significant Subsidiary, the effect of any Significant Subsidiary taking any of the foregoing actions would have a material adverse effect on us and our consolidated subsidiaries, taken as a whole, or on any substantial part of the property of us and our consolidated subsidiaries, taken as a whole, or makes any general assignment for the benefit of creditors, or fails generally to pay our debts and the debts of our consolidated subsidiaries, taken as a whole, as they become due.

     The term "Significant Subsidiary" used in this section of the prospectus shall mean any significant subsidiary as defined in Regulation S-X as promulgated by the SEC.

     If an event of default specified in clause (4) or (5) above occurs and is continuing, then automatically the principal of all the notes and the interest thereon shall become immediately due and payable. If an event of default shall occur and be continuing, other than with respect to clause (4) or (5) above, and the default has not been cured or waived as provided under "-- Modifications and Waiver" below, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the notes due and payable at their principal amount together with accrued interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings. Such declaration, except a declaration resulting from a default in the payment of principal of, or premium, if any, or interest on, the notes, may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the notes then outstanding upon the conditions provided in the indenture.

     The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of notes before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that, subject to certain limitations, the holders of a majority in aggregate principal amount of the notes then outstanding through their written consent may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

     We will be required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

CONSOLIDATION, MERGERS AND SALES OF ASSETS

     We may, without the consent of the holders of the notes, consolidate with or merge into or sell, convey or lease all or substantially all of our property to another corporation, provided that the successor corporation:

          (1) assumes by supplemental indenture all of our payment and related obligations under the indenture and the notes;

          (2) is a corporation organized and validly existing under the laws of the United States, or any state thereof or the District of Columbia; and

          (3) shall not immediately thereafter be in default of any such payments or obligations.

Following such assumption, we shall be discharged from all obligations and covenants under the indenture and the notes.

MODIFICATIONS AND WAIVER

     The indenture, including the terms and conditions of the notes, may be modified or amended by us and the trustee, without the consent of the holder of any note, for the purposes of, among other things:

     - adding to our covenants for the benefit of the holders of notes;

     - complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

     - curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of the notes; or

     - adding or modifying any other provisions which we or the trustee may deem necessary or desirable and which will not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of notes.

     Modifications and amendments to the indenture or to the terms and conditions of the notes may also be made, and noncompliance by us may be waived, with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding or by the adoption of a resolution at a meeting of holders at which a quorum is present by at least a majority in aggregate principal amount of the notes represented at the meeting.

     However, no such modification, amendment or waiver may, without the written consent of the holder of each note affected:

     - change the maturity of the principal of or any installment of interest on any note;

     - reduce the principal amount of, premium, if any, or interest on, any note;

     - reduce the interest rate on any note;

     - change the currency of payment of principal of, premium, if any, or interest on any note;

     - impair the right to institute suit for the enforcement of any payment on, or with respect to, any note; or

     - reduce the percentage in aggregate principal amount of notes outstanding necessary to modify or amend the indenture or to waive any past default.

SATISFACTION AND DISCHARGE

     We may discharge our obligations under the indenture while notes remain outstanding, subject to certain conditions, if all outstanding notes will become due and payable at their scheduled maturity within one year and we have deposited with the trustee an amount sufficient to pay and discharge all outstanding notes on the date of their scheduled maturity.

GLOBAL NOTES; BOOK-ENTRY FORM

     The global exchange notes will be deposited with, or on behalf of, a custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Accordingly, holders that are not direct DTC participants, as defined below, but who wish to receive exchange notes in this exchange offer or who otherwise wish to acquire exchange notes may do so only indirectly through DTC's direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream"). Except under the limited circumstances described below under "-- Certificated Notes," global exchange notes may be transferred, in whole and not in part, solely to DTC or another nominee of DTC or to a successor of DTC or its nominee and beneficial interests in the global exchange notes may not be exchanged for certificated exchange notes. As of the date of this prospectus, no original notes are issued and outstanding in certificated form.

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

     All interests in the global exchange notes, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

  CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations or procedures, and urge you to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is:

     - a limited-purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

     - a "clearing agency" registered pursuant to Section 17A of the Exchange
       Act.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     We expect that, pursuant to procedures established by DTC:

     - upon deposit of each global exchange note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the holders of original notes who exchanged their original notes in this exchange offer with interests representing portions of the principal amounts of the global exchange note; and

     - ownership of beneficial interests in the global exchange notes will be shown on, and the transfer of ownership interests in the global exchange notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

     So long as DTC or its nominee is the registered owner of a global exchange note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the exchange notes represented by that global exchange note for all purposes of the exchange notes and the indenture. Except as provided below, owners of beneficial interests in a global exchange note will not be considered the owners or holders of the exchange notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global exchange note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant in DTC, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of exchange notes under the indenture or that global exchange note. We understand that, under existing industry practice, in the event that we request any action of holders of exchange notes, or a holder that is an owner of a beneficial interest in a global exchange note desires to take any action that DTC, as the holder of that global exchange note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the exchange notes.

     Payments with respect to the principal of, premium, if any, and interest on a global exchange note will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global exchange note under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the exchange notes, including the global exchange notes, are registered as the owners of the global exchange notes for the purpose of receiving payment on the global exchange notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global exchange note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global exchange note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.


CERTIFICATED NOTES


     As described above, beneficial interests in the global exchange notes generally may not be exchanged for certificated exchange notes. However, the indenture provides that if:

     - the depositary for the global exchange notes notifies us that it is unwilling or unable to continue as depositary for the global exchange notes or the depositary for the global exchange notes is no longer eligible or in good standing under the Securities Exchange Act or any other applicable statute or regulation and we do not appoint a successor depositary within 90 days after we receive that notice or become aware of that ineligibility;

     - we in our sole discretion determine that the exchange notes will no longer be represented by global exchange notes; or

     - an event of default with respect to the exchange notes has occurred and is continuing;

we will execute and the trustee will authenticate and deliver certificated exchange notes in exchange for interests in the global exchange notes. We anticipate that those certificated exchange notes will be registered in such names as DTC instructs the trustee and that those instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global exchange notes. Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related exchange notes and each of them may conclusively rely on, and will be protected in relying on, instruments from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated exchange notes to be issued.

SAME-DAY SETTLEMENT AND PAYMENT

     So long as DTC continues to make its settlement system available to us, all payments of principal of, premium, if any, and interest on the global exchange notes will be made by us in immediately available funds. We will make all payments of principal, premium and interest, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no account is specified, by mailing a check to that holder's registered address.

APPLICABLE LAW

     The exchange notes and the indenture are governed by and construed in accordance with the laws of The State of New York.

TRUSTEE

     Bank One, N.A. is the trustee under the indenture, as well as our paying agent and registrar with regard to the notes and the exchange agent for the exchange offer. Bank One, N.A. or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of its business.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

IN GENERAL

     The following is a summary of the material U.S. federal income tax (and, with respect to non-U.S. Holders, estate tax) consequences relating to the ownership and disposition of the exchange notes and, only where so indicated, the original notes.

     - This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Department regulations and interpretations of the foregoing, all of which are subject to change (possibly with retroactive effect) or to different interpretations.


     - This summary assumes that you hold the exchange notes as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes).


     - This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances (such as the application of the alternative minimum tax) or that may be relevant to you because you are subject to special rules (such as rules applicable to financial institutions, tax-exempt entities, holders whose "functional currency" is not the U.S. dollar, insurance companies, dealers in securities or foreign currencies, persons holding the exchange notes as part of a hedge, straddle, "constructive sale," "conversion" or other integrated transaction or former U.S. citizens or long-term residents subject to taxation as expatriates under Section 877 of the Code).

     - This summary also does not discuss the effect of any state, local or foreign laws.

     - In addition, the summary does not discuss tax consequences to an owner of exchange notes held through a partnership or other pass-through entity.

     PLEASE CONSULT YOUR OWN TAX ADVISER REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AND THE CONSEQUENCES OF FEDERAL ESTATE AND GIFT TAX LAWS, STATE, LOCAL AND FOREIGN LAWS AND TAX TREATIES.

     As used in this section, the term "U.S. Holder" of an exchange note means a beneficial owner of an exchange note that is, for U.S. federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

     - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

     - a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or if a valid election is in place to treat the trust as a United States person).

     As used in this section, the term "Non-U.S. Holder" means a beneficial owner of an exchange note that is not a U.S. Holder.

TAX CONSEQUENCES TO U.S. HOLDERS

     This section applies to you if you are a U.S. Holder.

  EXCHANGE OFFER

     You will not have taxable gain or loss on the exchange of original notes for exchange notes in connection with the exchange offer. Instead, your basis in the original notes will carry over to the exchange notes received, and the holding period of the exchange notes will include the holding period of the original notes surrendered.

  INTEREST

     - If you are a cash method taxpayer (including most individuals), you must report interest on the exchange notes in your income when you receive it.

     - If you are an accrual method taxpayer, you must report interest on the exchange notes in your income as it accrues.

  SALE, EXCHANGE OR RETIREMENT OF EXCHANGE NOTES

     Subject to the discussion below concerning market discount, on the sale, exchange or retirement of your exchange note:

     - You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the exchange note. Your tax basis is the cost of the original note to you, subject to adjustments.

     - Your gain or loss will generally be a capital gain or loss, and will be a long-term capital gain or loss if you held the exchange note (and prior to the exchange note, the original note) for more than one year. For some non-corporate taxpayers, the maximum tax rate on long-term capital gains under current law is 20%. The deductibility of capital losses is subject to limitation.

     - If you sell the exchange note between interest payment dates, a portion of the amount you receive will reflect interest that has accrued on the exchange note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

  MARKET DISCOUNT AND BOND PREMIUM

     Under the market discount and bond premium provisions of the Code:


     - If you have purchased an original note subsequent to our initial offering of the original notes, or if you purchase an exchange note for an amount less than its stated principal amount, the difference will be treated as market discount. Under the market discount rules, you will be required, subject to a de minimus exception, to treat any gain on the sale, exchange or retirement of the original note or the exchange note (including an exchange note received in exchange for such original note), as ordinary income to the extent of the market discount that has not previously been included in your income and that has accrued on such original note or exchange note (including, in the case of an exchange note received by you in exchange for an original note, the market discount accrued on such original note) at the time of such sale, exchange or retirement.



     - Unless you elect to accrue under a constant yield method, any market discount will be considered to accrue ratably during the period from the date of purchase of the original note or the exchange note to the maturity date.


     - If an original note or an exchange note has market discount, you may be required to defer until its maturity, its earlier disposition in a taxable transaction, or the time when sufficient interest income exists (if you make an appropriate election), the deduction of all or a portion of the interest expense on any indebtedness incurred or continued in order to purchase or carry the original note or the exchange note (including, in the case of an exchange note received by you in exchange for an original note, the interest expense on any indebtedness incurred or continued in order to purchase or carry such original note).


     - You may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.


     - If you have purchased an original note, or if you purchase an exchange note, for an amount in excess of its stated principal amount you generally may elect to amortize that premium from the purchase date to the maturity date under a constant yield method. Amortizable premium can generally only offset interest income on such original note or exchange note (including, in the case of an exchange note received by you in exchange for an original note, the income on such original note) and may generally not be deducted against other income. Your basis in an original note or an exchange note will be reduced by any premium amortization deductions. An election to amortize premium on a constant yield method, once made, generally applies to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.


     - The rules regarding market discount and bond premium are complex, and you should consult your own tax adviser regarding their application.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     Under the tax rules concerning information reporting and backup withholding to the IRS:

     - If you hold your exchange notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest and retirement proceeds on your exchange notes, unless an exemption applies.

     - Similarly, unless an exemption applies, you must provide the intermediary or us with your Taxpayer Identification Number ("TIN") for use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting (including a certification that you are not subject to backup withholding and that you are a U.S. person).

     - If you are subject to these requirements but do not comply, the intermediary must withhold a percentage of all amounts payable to you on the exchange notes (including principal payments). This percentage will be 30% in 2002 and 2003 and 29% in 2004 and 2005. This is called "backup withholding." Backup withholding may also apply if we are notified by the IRS that such withholding is required or that the TIN you provided is incorrect.

     - Backup withholding is not an additional tax. You may use the withheld amounts, if any, as a credit against your federal income tax liability.

     - All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     This section applies to you if you are a Non-U.S. Holder.

  EXCHANGE OFFER

     The exchange of original notes for exchange notes in connection with the exchange offer will not be a taxable sale or exchange.

  INTEREST

     Subject to the discussion below concerning effectively connected income and backup withholding, payments of interest on the exchange notes by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that either pursuant to the "portfolio interest" exception:

     - you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote,

     - you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us,

     - you are not a bank receiving interest on the exchange notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business, and

     - you certify to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form), under penalties of perjury, that you are not a United States person, provided that if you hold the exchange notes through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent and your agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries;

or, you are otherwise entitled to the benefits of an income tax treaty under which such interest is exempt from U.S. federal withholding tax, and you or your agent provides to us a properly executed IRS Form W-8BEN (or an appropriate substitute form, evidencing eligibility for the exemption).


     Payments of interest on the exchange notes that do not meet the above-described requirements will be subject to a U.S. federal income tax of 30% (or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty), collected by means of withholding. However, if you have purchased an original note, or if you purchase an exchange note for an amount in excess of its stated principal amount, please see your own tax advisor regarding the application of bond premium rules.


  SALE, EXCHANGE OR RETIREMENT OF EXCHANGE NOTES

     Subject to the discussion below concerning effectively connected income and backup withholding, you will not be subject to U.S. federal income tax on any gain (including gain attributable to market discount) realized on the sale, exchange or retirement of your exchange note unless you are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the exchange note, and other conditions are satisfied.

  EFFECTIVELY CONNECTED INCOME

     The preceding discussion assumes that the interest and gain received by you is not effectively connected with the conduct by you of a trade or business in the United States. If you are engaged in a trade or business in the United States and your investment in an exchange note is effectively connected with such trade or business:

     - You will be exempt from the 30% withholding tax on interest (provided a certification requirement, generally on IRS Form W-8ECI, is met) and will instead generally be subject to regular U.S. federal income tax on any interest and gain with respect to the exchange notes in the same manner as if you were a U.S. Holder.

     - If you are a foreign corporation, you may also be subject to an additional branch profits tax of 30% (or such lower rate provided by an applicable income tax treaty if you establish that you qualify to receive the benefits of such treaty).

     - If you are eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.

  U.S. FEDERAL ESTATE TAX

     An exchange note held or beneficially owned by an individual who is not a citizen or resident of the United States (for estate tax purposes) at the time of death will not be includable in the decedent's gross estate for U.S. estate tax purposes, provided that such holder or beneficial owner did not at the time of death actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote, and provided that, at the time of death, payments with respect to such exchange note would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     U.S. rules concerning information reporting and backup withholding applicable to Non-U.S. Holders are as follows:

     - Interest payments you receive will be automatically exempt from the usual rules if such payments are subject to the 30% withholding tax on interest or if they are exempt from that tax by application of a tax treaty or the "portfolio interest" exception. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, information reporting may still apply to payments of interest (on Form 1042-S) even if certification is provided and the interest is exempt from the 30% withholding tax.

     - Sale proceeds you receive on a sale of your exchange notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption (or do not provide the certification described above). In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but generally not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S.

     - We suggest that you consult your tax advisor concerning the application of information reporting and backup withholding rules.

                              PLAN OF DISTRIBUTION

     Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus in connection with any resale of the exchange notes. Any broker-dealer may use this prospectus, as we may amend or supplement it from time to time, in connection with resale of exchange notes received in exchange for original notes. For a period of 180 days after we complete the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. This 180-day period is subject to suspension (to be offset by a commensurate extension) in the event of possible acquisitions, similar transactions, business developments and other events in which we are involved, or in the event of a material misstatement or omission in the prospectus. In such case, we may require broker-dealers to discontinue the sale or other disposition of exchange notes for a period of up to 120 days in any 12-month period. All resales must be made in compliance with state securities or blue sky laws. We assume no responsibility for compliance with these requirements.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Broker-dealers may sell exchange notes received for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any resale of this type may be made directly to the purchaser or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that it received for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers-dealer and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     The validity of the exchange notes will be passed upon for us by Ropes & Gray, Boston, Massachusetts.


                                    EXPERTS

     The consolidated financial statements of The Gillette Company as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $350,000,000

                                [GILLETTE LOGO]

                            4% SENIOR NOTES DUE 2005

                                          , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (4) for any transaction from which the director derived an improper personal benefit.

     The Registrant's bylaws provide that the Registrant shall indemnify any current or former director, officer or employee of the Registrant, or any person currently or formerly serving as a director, officer, employee or agent of another company at the request of the Registrant, in connection with proceedings in which such person becomes involved by reason of such position with the Registrant or such other company to the fullest extent permitted by Delaware law. The Registrant's Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except as is not permitted under the DGCL.

     The Registrant has obtained insurance policies that insure its directors and officers against certain liabilities.

     Reference is made to Section 5 of the registration rights agreement filed as an exhibit hereto. That section provides that the holders of notes will in certain circumstances indemnify the Registrant, its directors and certain of its officers and the persons, if any, who control the Registrant within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against certain liabilities.

     For the undertaking with respect to indemnification, see Item 22 herein.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Documents filed as part of this report:


    EXHIBIT
    NUMBER                      DESCRIPTION OF EXHIBITS
    -------                     -----------------------
       3.1    Composite Certificate of Incorporation of The Gillette
              Company, as amended, filed as Exhibit 1.1 to The Gillette
              Company Registration Statement on Form 8-A on January 11,
              2001, Commission File No. 1-922, incorporated by reference herein.
       3.2    The Bylaws of The Gillette Company, as amended October 18,
              2001, filed as Exhibit 3(a) to The Gillette Company
              Quarterly Report on Form 10-Q for the period ended September
              30, 2001, Commission File No. 1-922, incorporated by
              reference herein.
      *4.1    Indenture dated as of March 6, 2002 between The Gillette
              Company and Bank One, N.A., as Trustee.
      *4.2    Registration Rights Agreement dated as of March 6, 2002
              between The Gillette Company and Lehman Brothers Inc.
      *4.3    Form of Exchange Note.
     **5      Opinion of Ropes & Gray.
    **12      Computation of Ratio of Earnings to Fixed Charges.
    **23.1    Consent of KPMG LLP.
    **23.2    Consent of Ropes & Gray (included in the opinion filed
              herewith as Exhibit 5).
     *24      Power of Attorney.
     *25      Statement of Eligibility on Form T-1 of Bank One, N.A., as
              Trustee.
     *99.1    Form of Letter of Transmittal.
     *99.2    Form of Notice of Guaranteed Delivery.
     *99.3    Form of Exchange Agent Agreement.


---------------


 * Previously filed.



** Filed herewith.


ITEM 22.  UNDERTAKINGS

     A.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

     The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     B.  INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by that director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     C.  INFORMATION REQUESTS

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this registration statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.


     D.  OTHER UNDERTAKINGS



     The undersigned registrant hereby also undertakes:



        (1) To file, during any period in which offers or sale are being made, a post-effective amendment to this registration statement:



           i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



           ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and



           iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;



        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and



        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on June 5, 2002.


                                          THE GILLETTE COMPANY

                                          By      /s/ CHARLES W. CRAMB
                                            ------------------------------------
                                             Name: Charles W. Cramb
                                             Title: Senior Vice President and
                                                    Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                        *                            Chairman of the Board of Directors,    June 5, 2002
 ------------------------------------------------    Chief Executive Officer and Director
                  James M. Kilts


                        *                             President, Chief Operating Officer    June 5, 2002
 ------------------------------------------------                and Director
                Edward F. DeGraan


                        *                              Senior Vice President and Chief      June 5, 2002
 ------------------------------------------------             Financial Officer
                 Charles W. Cramb


                        *                               Vice President, Controller and      June 5, 2002
 ------------------------------------------------        Principal Accounting Officer
                 Claudio E. Ruben


                        *                                          Director                 June 5, 2002
 ------------------------------------------------
                 Warren E. Buffet


                        *                                          Director                 June 5, 2002
 ------------------------------------------------
                 Wilbur H. Gantz


                        *                                          Director                 June 5, 2002
 ------------------------------------------------
                Michael B. Gifford


                        *                                          Director                 June 5, 2002
 ------------------------------------------------
               Dennis F. Hightower


                        *                                          Director                 June 5, 2002
 ------------------------------------------------
                Herbert H. Jacobi


                        *                                          Director                 June 5, 2002
 ------------------------------------------------
                 Jorge P. Lemann

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----


                        *                                          Director                 June 5, 2002
 ------------------------------------------------
               Richard R. Pivirotto


                        *                                          Director                 June 5, 2002
 ------------------------------------------------
                Marjorie M.T. Yang


 *By:              /s/ CHARLES W. CRAMB
        -----------------------------------------
                     Charles W. Cramb
          (For himself and as Attorney-in-Fact)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBITS
-------                     -----------------------
   3.1    Composite Certificate of Incorporation of The Gillette
          Company, as amended, filed as Exhibit 1.1 to The Gillette
          Company Registration Statement on Form 8-A on January 11,
          2001, Commission File No. 1-922, incorporated by reference herein.
   3.2    The Bylaws of The Gillette Company, as amended October 18,
          2001, filed as Exhibit 3(a) to The Gillette Company
          Quarterly Report on Form 10-Q for the period ended September
          30, 2001, Commission File No. 1-922, incorporated by
          reference herein.
  *4.1    Indenture dated as of March 6, 2002 between The Gillette
          Company and Bank One, N.A., as Trustee.
  *4.2    Registration Rights Agreement dated as of March 6, 2002
          between The Gillette Company and Lehman Brothers Inc.
  *4.3    Form of Exchange Note.
 **5      Opinion of Ropes & Gray.
**12      Computation of Ratio of Earnings to Fixed Charges.
**23.1    Consent of KPMG LLP.
**23.2    Consent of Ropes & Gray (included in the opinion filed
          herewith as Exhibit 5).
 *24      Power of Attorney.
 *25      Statement of Eligibility on Form T-1 of Bank One, N.A., as
          Trustee.
 *99.1    Form of Letter of Transmittal.
 *99.2    Form of Notice of Guaranteed Delivery.
 *99.3    Form of Exchange Agent Agreement.


---------------


 * Previously filed.



** Filed herewith.